Exhibit 99.1

Femasys Announces CE Mark and Canadian Approval for FemVue® MINI, a Fallopian Tube Assessment Solution

ATLANTA, August 29, 2024 (GLOBE NEWSWIRE) -- Femasys Inc. (NASDAQ: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible and innovative therapeutic and diagnostic products, announces that it has received CE mark certification and product approval from Health Canada, the Public Health Agency of Canada, for its compact, eco-friendly FemVue® MINI for fallopian tube assessment.

“Our mission at Femasys has always been to develop cutting-edge technology that are safe, affordable, and accessible to address critical needs in women’s health,” said Kathy Lee-Sepsick, Femasys’ Founder, President, and CEO. “With the FemVue MINI, we are advancing an equally effective solution in a smaller footprint that is aligned with our initiative to be environmentally conscious demonstrating our commitment to sustainability.”

The FemVue MINI is designed to provide the same high level of efficacy as its predecessor while embracing an eco-conscious form factor. By optimizing the size and environmental impact of FemVue, the Company aims to make a significant positive difference in resource management within women’s health care. The CE mark certification and Canadian approval of FemVue MINI open new opportunities for expanded access to advanced diagnostic technology for women across Europe and Canada.

The FemVue MINI’s development is part of Femasys’ broader initiative to integrate environmentally impactful programs for its product lines. As Femasys continues to push the boundaries of innovation, the Company remains dedicated to balancing technological advancement with responsible resource management while maintaining high standards of environmental responsibility.

About FemVue
FemVue® is the first FDA-cleared product that creates natural contrast to allow for real time evaluation of the fallopian tubes with ultrasound in the GYN’s office that is safer and less costly than the alternative radiology exam. FemVue has also received regulatory approval in Canada and Europe.

About Femasys
Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada and Europe under the EU MDR. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, Europe, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® and FemVue® Mini for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Gene Mannheimer
IR@femasys.com

Media Contact:
Kati Waldenburg
Media@femasys.com